Exhibit 3

Consent of Auditor

Chisholm & Associates

P.O. BOX 540216

N. SALT LAKE CITY UT 84054

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement (FormS-8) filed on or about June 24, 2007, of Turner Valley Oil & Gas, Inc., with respect to our report on the financial statements included in the Annual Report (Form 10-K), for the fiscal years ended December 31, 2006 and 2005.

/s/ Chisholm, Bierwolf & Nilson
Chisholm, Bierwolf & Nilson
Bountiful, Utah